Exhibit (10)(l)(3)

AMENDMENT NO. 2

TO

ALLTEL CORPORATION PROFIT-SHARING PLAN

(January 1, 2002 Restatement)

WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation Profit-Sharing Plan, as amended and restated effective January 1, 2002 (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respect hereinafter set forth:

Effective as of March 22, 2003, a new Article XXIV is added to the Plan to provide as follows:

ARTICLE XXIV

SPECIAL PROVISIONS IN CONNECTION WITH FIDELITY
NATIONAL FINANCIAL, INC. TRANSACTION

24.01                                   Vesting and Distribution

Notwithstanding any other provision of the Plan to the contrary, a Participant who is employed by a Transferred Business Company within the meaning of the Stock Purchase Agreement by and between ALLTEL Corporation and Fidelity National Financial, Inc. dated as of January 28, 2003 (the “SP Agreement”) as of the Closing Date within the meaning of the SP Agreement, who is a Continuing Business Employee within the meaning of the SP Agreement, and who is no longer employed by any member of the Controlled Group immediately following the Closing within the meaning of the SP Agreement shall have a fully vested and nonforfeitable interest in his Separate Account as of the Closing Date within the meaning of the SP Agreement and shall be entitled to receive distribution of his Separate Account as soon as reasonably practicable following the Closing Date within the meaning of the SP Agreement or the date his application for distribution is filed with the Plan Administrator, if later, in accordance with the provisions of Article XV.

24.02                                   Compensation

Notwithstanding the provisions of Section 1.07, the Compensation of any Employee who immediately prior to the first payroll period beginning after March 22, 2003 is then indicated on Section 6.2(a) of the Disclosure Schedule to the Stock Purchase Agreement by and between ALLTEL Corporation and Fidelity National Financial, Inc. dated as of January 28, 2003 shall not include or take into account any amounts (that would otherwise be Compensation) for payroll periods beginning after March 22, 2003.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 14th day of March, 2003, to be effective as provided herein.

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
	Title:	President & CEO